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                                                               EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this registration statement on Form S-1 of our report dated July 28, 1999, except for Note 13, as to which the date is September 22, 1999, relating to the financial statements of NetZero, Inc. which appear in such registration statement. We also consent to the reference to us under the heading "Experts" in such registration statement.

/s/  PricewaterhouseCoopers LLP

Woodland Hills, California
September 22, 1999